Exhibit 16.1

November 13, 2017 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Grant Thornton LLP 75 State Street, 13th Floor Boston, MA 02109-1827 T 617.723.7900 F 617.723.3640 GrantThornton.com linkd.in/GrantThorntonUS twitter.com/GrantThorntonUS

Re:   MISONIX, INC.
File No. 1-10986

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of MISONIX, INC. dated November 13, 2017 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd